FOR IMMEDIATE RELEASE

Investor Relations:	Media Relations:
Ed Lockwood	Becky Howland, Ph.D.
Sr. Director, Investor Relations	Sr. Director, Corporate Communications
(408) 875-9529	(408) 875-9350
ed.lockwood@kla-tencor.com	becky.howland@kla-tencor.com

KLA-TENCOR REPORTS FISCAL 2019 FIRST QUARTER RESULTS
MILPITAS, Calif., October 29, 2018 -KLA-Tencor Corporation (NASDAQ: KLAC) today announced operating results for its first quarter of fiscal year 2019, which ended on September 30, 2018, and reported GAAP net income of $396 million and GAAP earnings per diluted share of $2.54 on revenues of $1,093 million.

“KLA-Tencor delivered another outstanding quarter, demonstrating the company's technology and market leadership, and the compelling value of our diversified product and service portfolio in enabling customer success,” commented President and Chief Executive Officer Rick Wallace. “We believe these factors uniquely position KLA-Tencor to continue to deliver long-term value to all our stakeholders.”

GAAP Results
	Q1 FY 2019	Q4 FY 2018	Q1 FY 2018
Revenues	$1,093 million	$1,070 million	$970 million
Net Income	$396 million	$349 million	$281 million
Earnings per Diluted Share	$2.54	$2.22	$1.78

Non-GAAP Results
	Q1 FY 2019	Q4 FY 2018	Q1 FY 2018
Net Income	$384 million	$348 million	$284 million
Earnings per Diluted Share	$2.46	$2.22	$1.80
Effective on the first day of fiscal 2019, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (“ASC 606”). Prior periods were not retrospectively restated, and accordingly, the condensed consolidated unaudited balance sheet as of June 30, 2018, and the condensed consolidated unaudited statements of operations and cash flows for the three months ended September 30, 2017 were prepared using accounting standards that were different than those in effect for the three months ended September 30, 2018.
A reconciliation between GAAP operating results and non-GAAP operating results is provided following the financial statements included in this release. Non-GAAP results include the impact of stock-based compensation, but exclude the impact of acquisitions or pending acquisitions, restructuring, severance, merger and other related charges and certain discrete tax items. KLA-Tencor will discuss the results for its fiscal year 2019 first quarter, along with its outlook, on a conference call today beginning at 2:00 p.m. Pacific Time. A webcast of the call will be available at: www.kla-tencor.com.
About KLA-Tencor:
KLA-Tencor Corporation, a leading provider of process control and yield management solutions, partners with customers around the world to develop state-of-the-art inspection and metrology technologies. These technologies serve the semiconductor and other related nanoelectronics industries. With a portfolio of industry-standard products and a team of world-class engineers and scientists, the company has created superior solutions for its customers for more than 40 years. Headquartered in Milpitas, Calif., KLA-Tencor has dedicated customer operations and service centers around the world. Additional information may be found at http://www.kla-tencor.com. (KLAC-F)

Use of Non-GAAP Financial Information:

The non-GAAP and supplemental information provided in this press release is a supplement to, and not a substitute for, KLA-Tencor’s financial results presented in accordance with United States GAAP.
To supplement KLA-Tencor’s condensed consolidated financial statements presented in accordance with GAAP, the company provides certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses (benefits), as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of KLA-Tencor’s operating performance and its prospects in the future. Specifically, KLA-Tencor believes that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to KLA-Tencor’s financial performance by excluding certain costs and expenses (benefits) that the company believes are not indicative of its core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses (benefits) to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

KLA-Tencor Corporation
Condensed Consolidated Unaudited Balance Sheets

(In thousands)	September 30, 2018	June 30, 2018
ASSETS
Cash, cash equivalents and marketable securities	$2,780,308	$2,880,318
Accounts receivable, net	602,210	651,678
Inventories	993,527	931,845
Other current assets	144,999	85,159
Land, property and equipment, net	291,232	286,306
Goodwill	360,428	354,698
Deferred income taxes, non-current	222,107	193,200
Purchased intangibles, net	25,129	19,333
Other non-current assets	225,169	216,819
Total assets	$5,645,109	$5,619,356
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$154,930	$169,354
Deferred system revenue	216,427	—
Deferred service revenue	166,254	69,255
Deferred system profit	—	279,581
Other current liabilities	773,319	699,893
Total current liabilities	1,310,930	1,218,083
Non-current liabilities:
Long-term debt	2,237,890	2,237,402
Deferred service revenue	80,936	71,997
Other non-current liabilities	447,984	471,363
Total liabilities	4,077,740	3,998,845
Stockholders’ equity:
Common stock and capital in excess of par value	596,166	617,999
Retained earnings	1,027,370	1,056,445
Accumulated other comprehensive income (loss)	(56,167)	(53,933)
Total stockholders’ equity	1,567,369	1,620,511
Total liabilities and stockholders’ equity	$5,645,109	$5,619,356

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Operations

	Three months ended September 30,
(In thousands, except per share amounts)	2018	2017
Revenues:
Product	$829,227	$760,787
Service	264,033	208,794
Total revenues	1,093,260	969,581
Costs and expenses:
Costs of revenues	381,387	353,117
Research and development	153,530	146,687
Selling, general and administrative	114,438	107,432
Interest expense and other, net	16,337	26,193
Income before income taxes	427,568	336,152
Provision for income taxes	31,624	55,216
Net income	$395,944	$280,936
Net income per share:
Basic	$2.55	$1.79
Diluted	$2.54	$1.78
Cash dividends declared per share	$0.75	$0.59
Weighted-average number of shares:
Basic	155,221	156,826
Diluted	156,083	157,846

KLA-Tencor Corporation
Condensed Consolidated Unaudited Statements of Cash Flows

	Three months ended
	September 30,
(In thousands)	2018	2017
Cash flows from operating activities:
Net income	$395,944	$280,936
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,087	15,282
(Gain) loss on unrealized foreign exchange and other	3,005	2,291
Other	890	980
Stock-based compensation expense	16,138	14,031
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	36,079	(95,621)
Inventories	(55,738)	(20,194)
Other assets	(16,853)	(4,222)
Accounts payable	(14,765)	(8,877)
Deferred system revenue	(79,810)	—
Deferred service revenue	(13,325)	—
Deferred system profit	—	28,406
Other liabilities	93,753	160,617
Net cash provided by operating activities	381,405	373,629
Cash flows from investing activities:
Business acquisition, net of cash acquired	(11,787)	(710)
Capital expenditures	(22,330)	(15,756)
Purchases of available-for-sale securities	—	(191,744)
Proceeds from sale of available-for-sale securities	91,238	50,095
Proceeds from maturity of available-for-sale securities	254,757	268,665
Purchases of trading securities	(4,619)	(11,876)
Proceeds from sale of trading securities	7,612	14,320
Net cash provided by investing activities	314,871	112,994
Cash flows from financing activities:
Repayment of debt	—	(156,250)
Tax withholding payments related to equity awards	(26,961)	(23,628)
Common stock repurchases	(299,974)	(39,927)
Payment of dividends to stockholders	(122,757)	(100,327)
Net cash used in financing activities	(449,692)	(320,132)
Effect of exchange rate changes on cash and cash equivalents	(1,452)	1,155
Net increase in cash and cash equivalents	245,132	167,646
Cash and cash equivalents at beginning of period	1,404,382	1,153,051
Cash and cash equivalents at end of period	$1,649,514	$1,320,697
Supplemental cash flow disclosures:
Income taxes paid	$24,962	$23,858
Interest paid	$537	$3,005
Non-cash activities:
Accrued purchase of land, property and equipment - investing activities	$9,242	$4,734
Contingent consideration payable - financing activities	$3,102	$—
Business acquisition holdback amounts - investing activities	$440	$4,780
Unsettled common stock repurchase - financing activities	$7,812	$848
Dividends payable - financing activities	$4,783	$7,011

KLA-Tencor Corporation
Condensed Consolidated Unaudited Supplemental Information
(In thousands, except per share amounts)
Reconciliation of GAAP Net Income to Non-GAAP Net Income

		Three months ended
		September 30, 2018	June 30, 2018	September 30, 2017
GAAP net income		$395,944	$348,767	$280,936
Adjustments to reconcile GAAP net income to non-GAAP net income:
Acquisition-related charges	a	5,551	3,973	1,587
Merger-related charges	b	—	—	3,015
Income tax effect of non-GAAP adjustments	c	(310)	(300)	(1,599)
Discrete tax items	d	(17,106)	(4,402)	—
Non-GAAP net income		$384,079	$348,038	$283,939
GAAP net income per diluted share		$2.54	$2.22	$1.78
Non-GAAP net income per diluted share		$2.46	$2.22	$1.80
Shares used in diluted shares calculation		156,083	156,822	157,846
Pre-tax impact of items included in Condensed Consolidated Unaudited Statements of Operations

	Acquisition- related charges	Merger-related charges	Total pre-tax GAAP to non-GAAP adjustments
Three months ended September 30, 2018
Costs of revenues	$890	$—	$890
Selling, general and administrative	4,661	—	4,661
Total in three months ended September 30, 2018	$5,551	$—	$5,551
Three months ended June 30, 2018
Costs of revenues	$729	$—	$729
Selling, general and administrative	3,244	—	3,244
Total in three months ended June 30, 2018	$3,973	$—	$3,973
Three months ended September 30, 2017
Costs of revenues	$1,530	$405	$1,935
Research and development	—	1,147	1,147
Selling, general and administrative	57	1,463	1,520
Total in three months ended September 30, 2017	$1,587	$3,015	$4,602

To supplement our condensed consolidated financial statements presented in accordance with GAAP, we provide certain non-GAAP financial information, which is adjusted from results based on GAAP to exclude certain costs and expenses, as well as other supplemental information. The non-GAAP and supplemental information is provided to enhance the user’s overall understanding of our operating performance and our prospects in the future. Specifically, we believe that the non-GAAP information provides useful measures to both management and investors regarding financial and business trends relating to our financial performance by excluding certain costs and expenses that we believe are not indicative of our core operating results. The non-GAAP information is among the budgeting and planning tools that management uses for future forecasting. However, because there are no standardized or generally accepted definitions for most non-GAAP financial metrics, definitions of non-GAAP financial metrics (for example, determining which costs and expenses to exclude when calculating such a metric) are inherently subject to significant discretion. As a result, non-GAAP financial metrics may be defined very differently from company to company, or even from period to period within the same company, which can potentially limit the usefulness of such information to an investor. The presentation of non-GAAP and supplemental information is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with United States GAAP.

a.
Acquisition-related charges include amortization of intangible assets and inventory fair value adjustments, and transaction costs associated with acquisitions or pending acquisitions, including the pending acquisition of Orbotech. Management believes that the expense associated with the amortization of acquisition related intangible assets and acquisition related costs are appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives, and exclusion of these expenses allows comparisons of operating results that are consistent over time for both KLA-Tencor’s newly acquired and long-held businesses. Management believes excluding these items helps investors compare our operating performances with our results in prior periods as well as with the performance of other companies.

b.
Merger-related charges associated with the terminated merger agreement between KLA-Tencor and Lam Research Corporation (“Lam”) primarily includes employee retention-related expenses, legal expenses and other costs. Management believes that it is appropriate to exclude these items as they are not indicative of ongoing operating results and therefore limit comparability and excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.

c.
Income tax effect of non-GAAP adjustments includes the income tax effects of the excluded items noted above. Management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.

d.
Discrete tax item during the three months ended September 30, 2018 and during the three months ended June 30, 2018 includes the income tax effects of an income tax expense from the enacted tax reform legislation through the Tax Cuts and Jobs-Act (the “Act”), which was signed into law on December 22, 2017, of which the impact is primarily related to the provisional tax amounts recorded for the transition tax on accumulated foreign earnings and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the Act. Management believes excluding these items helps investors compare our operating performance with our results in prior periods as well as with the performance of other companies.